                                                                   Exhibit 10.1

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CORIXA CORPORATION
1124 Columbia Street, Suite 200
Seattle WA 98104, USA
ATTENTION: STEVE GILLIS

RE: CLARIFICATIONS SOUGHT IN CONNECTION WITH THE MULTI-FIELD VACCINE DISCOVERY COLLABORATION AND LICENSE AGREEMENT, ENTERED INTO SEPTEMBER 1, 1998, BETWEEN CORIXA CORPORATION("CORIXA") AND SMITHKLINE BEECHAM PLC ("GSK") AS AMENDED (THE "AGREEMENT")

Dear Steve:

As we discussed at the Collaboration Steering Committee meeting held June 12, 2001, Corixa and GSK wish to confirm hereby their understanding regarding the maintenance of GSK's exclusive rights in Fields with respect to which GSK begins Clinical R&D and the definition of "Therapeutic Drug Monitoring" or "TDM". Please note that capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Agreement.

Following is our understanding of the terms and conditions under which GSK maintains the exclusive rights and licenses in a particular Field where GSK begins Clinical R&D with a particular Active Immune Response Product or Passive Immune Transfer Product prior to the lapse of the Intended Clinical Delay:

1. If GSK begins Clinical R&D with an Active Immune Response Product or Passive Immune Transfer Product containing at least one (1) [*] and/or [*] for use in the [*] Field, i.e. [*] in humans, subject to Corixa's right to terminate the Agreement as provided for in Section 17 thereof, GSK shall be deemed to have begun Clinical R&D in the [*] but not also in the [*] Field and all rights and licenses granted to GSK pursuant to
        Section 5 with respect to the [*] but not also with respect to the [*] Field shall be valid in accordance with the terms of the Agreement for so long as GSK is engaged in Clinical R&D, further clinical development or commercialisation of at least one (1) Active Immune Response Product or Passive Immune Transfer Product in the [*], as per the Agreement.

2. For any field other than [*], if GSK begins Clinical R&D with an Active Immune Response Product or Passive Immune Transfer Product containing a Corixa Antigen and/or R&D Program Antigen, other than a [*], which has been discovered or identified within the framework of an R&D Program in a particular Field ("Field 1") and has been selected as a Viable Clinical Development Candidate for human clinical studies conducted in another Field ("Field 2"), subject to Corixa's right to terminate the Agreement as provided for in Section 17 thereof, GSK shall be deemed to have begun Clinical R&D in both Field 1 and Field 2 and the rights and licenses granted to GSK

--------
* Confidential treatment requested.

        pursuant to Section 5 with respect to both Fields shall be valid in accordance with the terms of the Agreement for so long as GSK is engaged in Clinical R&D, further clinical development or commercialisation of at least one (1) Active Immune Response Product or Passive Immune Transfer Product in Field 1 or in Field 2, as per the Agreement.

We agreed to clarify the definition of "Therapeutic Drug Monitoring" or "TDM" contained in Section 1 (xxxxx) of the Agreement to read as follows :

3. "Therapeutic Drug Monitoring" (or "TDM") shall mean the use of Antigen(s) solely for the purpose of [*] for an Active Immune Response Product and/or a Passive Immune Transfer Product that incorporates or is based on such Antigen(s), or for [*] such Active Immune Response Product and/or Passive Immune Transfer Product, as applicable, either during the [*] of such Active Immune Response Product and/or Passive Immune Transfer Product, as applicable, or following [*] thereof.

        For further clarification, a TDM Product can only be [*].

If Corixa agrees to the foregoing, please have the enclosed duplicate original of this letter executed as indicated below and returned to my attention.

Best regards,



Jean Stephenne
Attorney-in-Fact
SMITHKLINE BEECHAM PLC


AGREED TO AND ACCEPTED BY :

CORIXA CORPORATION



--------------------------------------
Steven Gillis
Chairman and Chief Executive Officer


--------
* Confidential treatment requested.


                                        2